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                                                                   EXHIBIT 99.02


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Software Corporation Registration Statement on Form S-4.


                                                /s/ TERENCE R. CUNNINGHAM
Date:  November 9, 1998                 ----------------------------------------
                                                   Terence R. Cunningham